UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 7, 2013, Quiksilver, Inc. (“Quiksilver”) and QS Wholesale, Inc., a wholly-owned subsidiary of Quiksilver (“QS Wholesale”), completed the transaction contemplated by the previously announced Stock Purchase Agreement, dated October 22, 2013 (the “Purchase Agreement”), with Mervin Holdings, Inc. (f/k/a Extreme Holdings, Inc.) (“Buyer”), an entity advised by Altamont Capital Partners. Pursuant to the terms of the Purchase Agreement, upon completion of the transaction, Buyer acquired all of the shares of QS Wholesale’s wholly-owned subsidiary, Mervin Manufacturing, Inc. (“Mervin”), for cash equal to $58,060,403, consisting of the initially agreed upon purchase price of $51,500,000 and a working capital adjustment thereto of $6,560,403. The working capital adjustment, which is subject to future revision pursuant to the terms of the Purchase Agreement, was due to the seasonal nature of Mervin’s business, with estimated working capital at the time of completion of the transaction significantly above average working capital.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to Quiksilver’s Current Report of Form 8-K filed with the Securities and Exchange Commission on October 28, 2013 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Consolidated Statements of Operations of Quiksilver for the nine months ended July 31, 2013 and for the fiscal year ended October 31, 2012, assuming the disposition of Mervin occurred at the beginning of those periods, the Unaudited Pro Forma Consolidated Balance Sheet of Quiksilver as of July 31, 2013, assuming that the disposition of Mervin occurred as of that date, and the related Notes to the Unaudited Pro Forma Consolidated Financial Information are being filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

(d)	Exhibits:

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information for Quiksilver, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	Quiksilver, Inc.
(Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information for Quiksilver, Inc.